As filed with the Securities and Exchange Commission on April 21, 2023.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Palisade Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	52-2007292
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Palisade Bio, Inc.

7750 El Camino Real, Suite 2A

Carlsbad, California 92009

(858) 704-4900

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Paracorp Incorporated

2140 S Dupont highway

Camden, DE 19934

(302) 697-4590

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Raul Silvestre

Dennis Gluck

Silvestre Law Group, P.C.

2629 Townsgate Road #215

(818) 597-7552

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,”

and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 21, 2023

PROSPECTUS

3,925,492 shares of Common Stock

This prospectus relates to the resale by the selling stockholders identified in this prospectus of up to an aggregate of 3,925,492 shares of our common stock (“Common Shares” or “Common Stock”) consisting of (i) 455,242 shares of Common Stock, (ii) 1,061,164 shares of Common Stock issuable upon the exercise of prefunded warrants with a perpetual term (the “Prefunded Warrants”), (iii) 2,272,723 shares of Common Stock issuable upon the exercise of Common Stock purchase Warrants with a term of five (5) years (the “Warrants”), and (iv) 136,363 shares of Common Stock issuable upon the exercise of the placement agent warrants (the “Placement Agent Warrants”).

We will not receive any proceeds from the sale of the Common Shares by the selling stockholders under this prospectus. Notwithstanding, upon the exercise, for cash, of the: (i) Prefunded Warrants, (ii) Warrants, and (iii) Placement Agent Warrants, we will receive aggregate gross proceeds of approximately $6.45 million.

We have agreed to bear all of the expenses incurred in connection with the registration of these Common Shares. The selling stockholders will pay or assume brokerage commissions and similar charges, if any, incurred for the sale of the Common Shares.

Sales of the Common Shares by the selling stockholders may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, at negotiated prices and/or at varying prices determined at the time of sale. The selling stockholders may sell Common Shares directly or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the Common Shares, or both. The selling stockholders may sell any, all or none of the securities offered by this prospectus and we do not know when or in what amount the selling stockholders may sell their shares of Common Stock hereunder following the effective date of the registration statement of which this prospectus forms a part. For additional information about how the selling stockholders may sell or otherwise dispose of their Common Shares, please refer to the section of this prospectus entitled “Plan of Distribution” beginning on page 21.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “PALI.” On April 20, 2023, the last reported sale price of our Common Stock was $1.76 per share. You are urged to obtain current market quotations for the Common Stock.

Our principal executive offices are located at 7750 El Camino Real, Suite 2A, Carlsbad, California 92009, telephone number (858) 704-4900.

Investing in our common stock involves a high degree of risk. You are urged to read the section entitled “Risk Factors” beginning on page 8 of this prospectus, which describes specific risks and other information that should be considered before you make an investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                , 2023.

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”). Under this registration statement, the selling stockholders may sell from time to time in one or more offerings the Common Stock described in this prospectus. We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information.” You should carefully read this prospectus as well as additional information described under “Incorporation of Certain Information by Reference,” before deciding to invest in our Common Shares.

We have not authorized anyone to provide you with information other than the information that we have provided or incorporated by reference in this prospectus and your reliance on any unauthorized information or representation is at your own risk. This prospectus may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or any sale of our Common Stock. Our business, financial condition and results of operations may have changed since those dates.

Unless otherwise stated, all references in this prospectus to “we,” “us,” “our,” “Palisade,” the “Company” and similar designations refer to Palisade Bio, Inc. This prospectus contains references to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

A prospectus supplement may add to, update, or change the information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading “Where You Can Find Additional Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement or free writing prospectus, including the documents that we incorporate by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act”. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

●	estimates about the size and growth potential of the markets for our product candidates, and our ability to serve those markets, including any potential revenue generated;

●	future regulatory, judicial, and legislative changes or developments in the United States (“U.S.”) and foreign countries and the impact of these changes;

●	our ability to build our infrastructure in the U.S. and other markets;

●	our ability to compete effectively in a competitive industry;

●	our ability to identify and qualify additional manufacturers to provide API and manufacture drug product;

●	our ability to enter into commercial supply agreements;

●	the success of competing technologies that are or may become available;

●	our ability to attract and retain key scientific or management personnel;

●	the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for additional financing;

●	our ability to obtain funding for our operations;

●	our ability to attract collaborators and strategic partnerships; and

●	the impact of the COVID-19 pandemic on our business, and operations, and supply.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “intend,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. As such, our actual results may differ significantly from those expressed in any forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

We discuss many of these risks in greater detail under the heading “Risk Factors” in this prospectus, in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent Annual Report on Form 10-K, and in our Quarterly Reports on Form 10-Q for the quarterly periods ended subsequent to our filing of such Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC.

The discussion of risks and uncertainties set forth in those filings is not necessarily a complete or exhaustive list of all risks facing us at any particular time. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus and incorporated by reference will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may materially impact our business, operations and future prospects. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. Forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, any applicable prospectus supplement, together with the documents that we have filed with the SEC that are incorporated by reference and any free writing prospectus we have authorized for use in connection with this offering, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

1

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all the information that you should consider before making an investment decision. For a more complete understanding of our company, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus and any applicable prospectus supplement, including the factors described under the heading “Risk Factors” beginning on page 8 of this prospectus, as well as the information incorporated by reference from our most recent Annual Report on Form 10-K filed with the SEC on March 22, 2023 before making an investment decision. When used in this prospectus, except where the context otherwise requires, the terms the “Company,” “we,” “us,” “our,” “Palisade,” or similar terms refer to Palisade Bio, Inc. Also, any reference to “common share” or “common stock,” refers to our $0.01 par value common stock. All share and per share information contained in this prospectus takes into account the 1-for-50 reverse stock split of our Common Shares effective November 15, 2022.

Overview

We are a biopharmaceutical company focused on developing therapeutics that protect the integrity of the intestinal barrier. We utilize over three decades of research and established science that links the role of intestinal barrier biology and human disease to develop novel therapeutics that target and improve the integrity of the intestinal barrier.

Our approach is founded on the discovery that damage to the intestinal epithelial barrier can result in the leakage of digestive enzymes from the gastrointestinal (“GI”) tract into the peritoneal cavity that can damage tissues and promote inflammation, causing a broad array of acute and chronic conditions. Our goal is to be an industry leader in developing therapies to prevent or treat conditions resulting from intestinal barrier dysfunction and to improve the lives of patients suffering from such conditions.

Our lead therapeutic candidate, LB1148, is a novel oral liquid formulation of the well-characterized digestive enzyme inhibitor tranexamic acid (“TXA”) that is currently being developed for administration prior to surgeries that are at risk of disrupting the intestinal epithelial barrier. By inhibiting the activity of digestive proteases, we believe that LB1148 has the potential to reduce the formation of postoperative adhesions between intra-abdominal tissues and accelerate the time to the return of normal GI function.

We believe that LB1148, if successfully developed and approved, may have the ability to become a suitable treatment option across a broad range of acute and chronic conditions associated with GI barrier dysfunction. Our strategy is to maintain a capital efficient organization focused on pursuing the approval of LB1148 for the reduction of postoperative adhesions following major surgeries. As part of our strategy, we are exploring possible indication expansion, partnering, and out-licensing opportunities and, if advantageous opportunities arise, in-licensing and partnering of other product candidates.

Postoperative Adhesions

Intra-abdominal adhesions are bands of scar tissue that form inside the abdomen. The fibrous bands form between two or more organs and/or surfaces that are not normally connected, causing the surfaces to become bound together. Intra-abdominal adhesions can lead to kinking, twisting, pulling (traction), or compression of the intestines and other organs in the abdomen, causing symptoms and complications, such as pain, bloating, intestinal obstruction or blockage.

Abdominal adhesions are common and often develop after open or laparoscopic abdominal surgery. In surgery with an open approach, the surgeon makes a large incision to open the abdominal cavity, whereas in laparoscopic surgery, the surgeon makes small openings in the abdomen and inserts special tools to view, remove, or repair organs and tissues. Adhesions may arise during these abdominal surgeries by a variety of mechanisms. We believe that injuries resulting from incisions, sutures, surgical manipulation, bleeding, and hypoperfusion can lead to leakage of digestive proteases. Digestive enzymes that escape from the intestine may create proteolytic damage to mesothelial surfaces. The body’s response is to generate scar tissue to heal such damage. As the new scar tissue grows it can connect these surfaces with adhesions. It is estimated that postoperative intra-abdominal adhesions may develop in up to 93% of patients undergoing abdominal or pelvic surgery.

2

Although many patients with intra-abdominal adhesions are asymptomatic, a significant portion of patients will develop “adhesive disease,” a symptomatic state inclusive of chronic, highly distressing, and even life-threatening symptoms. Approximately 6% to 10% of these cases require follow-up medical care. Abdominal adhesions are the most common cause of obstruction of the small intestine and can lead to the death of intestinal tissues, peritonitis (an infection of the lining of the abdominal cavity) and, in severe cases, death. In fact, although adhesion related bowel obstruction is the number ten cause of emergent surgery, intestinal obstruction from adhesions is one of the top causes of emergency surgery death in the United States. In women, abdominal adhesions in the abdomen and pelvis can compress, deform, or block parts of the reproductive system and lead to infertility.

Data from preclinical and clinical studies suggest that LB1148 administration may prevent postoperative adhesions in surgical patients. Postoperative adhesions are (i) costly for patients and hospitals; (ii) the number one cause of secondary infertility in women; (iii) the most common cause of bowel obstruction, accounting for up to 75% of cases; and (iv) the tenth most frequent cause of emergency surgeries. They also account for approximately 80% of emergency surgery deaths and more than 400,000 adhesion lysis surgeries annually in the United States.

By preventing or minimizing adhesions in abdominal and pelvic surgery patients, we believe that LB1148 may minimize numerous medical complications and reduce the need for additional surgeries or other treatments, benefiting both patients and providers.

Postoperative Ileus and Return of Bowel Function in Adults

Patients undergoing GI or cardiovascular (“CV”) surgery often experience some degree of GI dysfunction, or delayed return of GI function, manifested by a transient cessation of bowel motility, termed postoperative ileus (“POI”). Bowel function typically returns three to five days after abdominal surgery. However, about 8.5% of abdominal surgery patients experience severe POI that delays the return of bowel function by six or more days. Some procedures result in ileus incident rates of over 20%.

Prolonged POI is a serious complication of GI or CV surgery, resulting in increased morbidity, longer hospital stays, and higher costs. Patients experience bloating and major abdominal pain and, with extended lengths of stay in the hospital, may be at increased risk of hospital acquired infections. The mechanism of POI is likely multifactorial, involving digestive proteases, the nervous system (specifically the autonomic and enteric nervous systems), inflammation (mast cell inflammatory process), hormones, neuropeptides, anesthesia, and when used, narcotics.

There are key criteria for patients to meet prior to discharge following major surgery, which may include return of bowel function, infection source control and pain management. Antibiotics and analgesics can greatly help achieve two of these criteria, yet there is still an unmet need for therapeutics to help improve return of GI function.

Preliminary data from preclinical and clinical studies seem to indicate that LB1148 may protect the mucosal barrier and neutralizes digestive enzyme leakage, and promote return of bowel function after surgery.

By potentially accelerating return of bowel function and thereby reducing length of stay in surgical patients, we believe LB1148 may be able to improve patient outcomes, decrease health care costs, and increase operating margins for providers. Furthermore, we believe that these benefits may extend to patients undergoing GI/abdominal and CV surgery, expediting bowel recovery and return to normal feedings to improve long-term outcomes.

LB1148 has been granted Fast Track designation from the FDA for the treatment of postoperative GI dysfunction (which may present as feeding intolerance, ileus, necrotizing enterocolitis (“NEC”), etc.) associated with gut hypoperfusion injury in pediatric patients who have undergone congenital heart disease repair surgery.

3

Our Lead Product Candidate, LB1148

Our lead therapeutic candidate, LB1148, is a novel oral liquid formulation of the well-characterized digestive enzyme inhibitor, TXA, intended to inhibit digestive enzyme activity and preserve gut integrity during intestinal stress resulting from, among other things, reduced blood flow to the intestine, infections, or due to surgery. Peer reviewed publications of third-party research suggest that digestive enzyme leakage from the GI tract increases the incidence of GI and organ dysfunction following these events.

LB1148 is formulated as an aqueous solution for oral (enteral) administration. In addition to TXA, the patented LB1148 formulation contains polyethylene glycol, carbohydrates, and electrolytes. The components of LB1148 are provided as dry powders for reconstitution in water prior to administration. Such reconstitution may be carried out in a pharmacy (by a pharmacist), or in an outpatient setting (by a patient).

The potential of LB1148 relies on its formulation as a liquid composition for oral administration, which is designed to stop the downstream effects of a disruption of the intestinal mucosal barrier. We are not aware of any other approved oral TXA-containing liquid compositions in the marketplace suitable for such administration.

Prevention of Postoperative Abdominal Adhesions: GI Surgery

Adhesion prevalence is reported to be >90% in patients who have undergone abdominal surgery and represents a significant contributory factor to serious complications such as small bowel obstruction, infertility, chronic abdominal pain, subsequent surgery, and other morbidities. On March 16, 2022 we announced data from a pooled-analysis of studies LBS-IST-POI-101 and LBS-POI-201-CN (PROFILE-CN) at the Society of American Gastrointestinal and Endoscopic Surgeons (SAGES) 2022 Annual Meeting. The results from the pooled analysis showed that 8/9 (89%) of subjects in the placebo group versus 2/8 (25%) in the LB1148 group had adhesions observed during a second follow-up surgery, representing a relative risk reduction of 72% (p = 0.0152). The mean total adhesion score which measures both the extent and severity of adhesions was 1.0 (8/8) for LB1148 and 14.3 (129/9) for placebo, representing relative risk reduction of 93% (p = 0.0162). We believe the reduction in the incidence of postoperative intra-abdominal adhesions as well as the reduction in the extent and severity of adhesions provides preliminary evidence of the clinically meaningful efficacy of LB1148 to reduce postoperative adhesions when compared to placebo.

In December 2022, we concluded enrollment of a randomized, double-blind, placebo-controlled, Phase 2 clinical trial of LB1148 in patients undergoing elective bowel resection surgery in the United States to evaluate if patients treated with LB1148 experience fewer postoperative intra-abdominal adhesions compared to placebo treated patients. We have enrolled a total of 35 of the planned 70 patients in this Phase 2 study. Of the patients enrolled, as of March 2, 2023, 31 patients had completed a first surgery, and 19 patients had completed a second surgery, which is primary assessment endpoint for data under the current study protocol. The Company believes that the data collected to date is sufficient for its evaluation purposes, including an evaluation of its risk profile, and for such reason, the Company voluntarily ceased enrollment in the trial. The Company expects to report topline data from the 35 patients in the second quarter of 2023.

The Company is currently planning a dose optimization study for all indications to determine if a different dosing protocol in healthy volunteers would enhance the risk profile of LB 1148 while simultaneously providing efficacy. It is anticipated that this study will generate pharmacokinetic and pharmacodynamic data across multiple doses in patients, with enrollment expected to commence in the second quarter of 2023.

Postoperative Return of Bowel Function: GI Surgery

On July 29, 2021, we and our co-development partner Newsoara announced topline data from a Phase 2 clinical trial (LBS-POI-201-CN (PROFILE-CN)) demonstrating that LB1148 had a statistically significant (p=0.001) effect in accelerating the return of bowel function in patients undergoing elective bowel resection surgery.

4

Results from the trial include:

●	A 1.1-day improvement in GI recovery in patients receiving LB1148 vs placebo. The median time to return of bowel function was 2.77 days in patients treated with LB1148 and 3.83 days in those receiving placebo (hazard ratio = 1.886; p = 0.0008).
●	The difference between groups increased at the 3rd quartile (75th percentile), with LB1148 (3.4 days) demonstrating a 1.5-day faster recovery of bowel function compared to placebo (4.9 days).
●	LB1148 was well tolerated with 10.9% and 4.8% of patients in the LB1148 group and placebo group, respectively, experiencing a drug-related adverse event.
●	The most common drug-related adverse events were GI disorders (LB1148 4.7% vs. placebo 3.2%).
●	No drug-related serious adverse events occurred in the trial.

In May 2022, the Company’s co-development partner in China received clearance from the Center for Drug Evaluation (“CDE”) of the National Medical Products Administration (“NMPA”) of the People’s Republic of China to proceed with their Phase 3 clinical trial to evaluate LB1148 for accelerated return of bowel function in adult patients undergoing gastrointestinal surgery. In June 2022, based on data generated by this co-development partner in its earlier Phase 2 study, the Company initiated a Phase 3 clinical trial in the U.S. evaluating LB1148 to accelerate the return of bowel function in adult patients undergoing gastrointestinal surgery. LB1148 also received Fast Track designation from the FDA in November 2022 for the acceleration of time to return of bowel function, as defined as upper and lower GI recovery in adult patients undergoing abdominal surgery.

In late September of 2022, the Board, in connection with a special clinical subcommittee it appointed, initiated a review of the Company’s operations, including its ongoing clinical programs. As part of the review, the Company engaged the services of independent third-party clinical development experts to assist in the review. In October of 2022, the review identified that in 2020, a former member of the Company’s management received unblinded clinical data related to bowel function from a subset of patients in the Company’s ongoing U.S. Phase 2 study.

Upon discovery of this information, the special clinical subcommittee of the Board commenced a thorough review of the Company’s ongoing clinical programs. As a result of the review, the Company determined that the current U.S. Phase 3 study protocol required additional standardization across sites and further clarification in the definition of endpoints to permit an adequate assessment of the efficacy of LB1148 to recover GI function. The Company does not believe that the favorable safety and tolerability profiles of LB1148 were impacted by these findings.

Prior Regulatory History of Third-Party Products with TXA Active Ingredients

The active ingredient in LB1148, TXA, is a marketed drug that has been evaluated in human clinical trials and in tens of thousands of patients. Supporting these observations is also over 40 years of post-marketing data from approved TXA products. Studies and regulatory bodies have suggested that TXA administration, while accompanied by a potential increased risk of thrombosis and rare hypersensitivity, may be generally safe and well-tolerated. TXA is an over-the-counter medicine for treating heavy menses in multiple countries, including the United Kingdom, Canada, Japan, and Sweden.

Company Information

We were originally incorporated in 2001 in the State of Delaware under the name Neuralstem, Inc. In October 2019, we changed our name from Neuralstem, Inc. to Seneca Biopharma, Inc., or Seneca. In April 2021, we effected a merger transaction with Leading Biosciences, Inc., or “LBS”, whereby LBS became a wholly owned subsidiary of Seneca. In April 2021, we changed our name from Seneca Biopharma, Inc. to Palisade Bio, Inc. Our principal executive offices are located at 7750 El Camino Real, Suite 2A, Carlsbad, CA, 92009, our telephone number is (858) 704-4900 and our website address is www.palisadebio.com. The information contained in or accessible through our website does not constitute part of this prospectus supplement or the accompanying prospectus.

5

Subsidiaries

We primarily conduct our operations through LBS, our wholly owned subsidiary.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our shares of common stock held by non-affiliates does not equal or exceed $250.0 million as of the prior June 30th, or (2) our annual revenues did not equal or exceed $100.0 million during such completed fiscal year and the market value of our shares of common stock held by non-affiliates did not equal or exceed $700.0 million as of the prior June 30th. To the extent we take advantage of any reduced disclosure obligations, it may make the comparison of our financial statements with other public companies difficult or impossible.

Reverse Stock Split

Effective at 5:00 p.m. Eastern Time on Tuesday November 15, 2022, Palisade effected a reverse stock split of its outstanding common stock (“Reverse Split”). As a result of the Reverse Split, each of the Company’s shareholders received one (1) new share of common stock for every fifty (50) shares such shareholder held immediately prior to the effective time of the Reverse Split. The Reverse Split affected all the Company’s issued and outstanding shares of common stock equally. The Reverse Split also affected the Company’s outstanding stock options, warrants and other exercisable or convertible securities and resulted in the shares underlying such instruments being reduced and the exercise price being increased proportionately. No fractional shares were issued because of the Reverse Split. Any fractional shares that would have otherwise resulted from the Reverse Split was paid in cash, at an amount equal to the resulting fractional interest in one (1) share of the common stock to which the shareholder would otherwise be entitled, multiplied by the closing trading price of the Common Stock on November 15, 2022. All common stock shares, common stock per share data and shares of common stock underlying convertible preferred stock, stock options and common stock warrants included in these financial statements, including the exercise price of such equity instruments, as applicable, were retrospectively adjusted to reflect the effect of the Reverse Split.

April 2023 Offering

On April 3, 2023, we entered into securities purchase agreements (the “Securities Purchase Agreement”) with certain institutional and accredited investors pursuant to which we agreed to sell and issue, in a registered direct offering (the “Registered Offering”), an aggregate of 756,317 shares of our Common Stock, at a purchase price per share of $2.64. Additionally, in a concurrent private placement, we also agreed to sell and issue to such purchasers, an aggregate of (i) 455,242 unregistered shares of Common Stock, (ii) 1,061,164 Prefunded Warrants to purchase shares of Common Stock at an exercise price of $0.0001 per share, with a perpetual term; and (iii) 2,272,723 Warrants to purchase shares of Common Stock at an exercise price of $2.64 per share and a term of five (5) years (the “Private Offering”) (collectively, Registered Offering and Private Offering are referred to as the “April 2023 Offering”). All of the warrants issued in the Private Offering are immediately exercisable from their date of issuance.

Pursuant to a placement agency agreement dated as of April 3, 2023, we engaged Ladenburg Thalmann & Co. Inc. (the “Placement Agent”), to act as the exclusive placement agent in connection with the April 2023 Offering. We issued Placement Agent Warrants to the Placement Agent to purchase an aggregate of 136,363 shares of our Common Stock. The Placement Agent Warrants have an exercise price of $3.30 per share and a term of five (5) years. The Placement Agent Warrants are immediately exercisable from issuance.

The registration statement of which this prospectus is a part relates to the resale of the (i) shares of Common Stock sold to the selling stockholders in the Private Offering, (ii) shares of Common Stock that may be issued to the selling stockholders in connection with the exercise of the Prefunded Warrants and Warrants issued in Private Offering, and (iii) shares of Common Stock that may be issued in connection with the exercise of the Placement Agent Warrants paid as compensation to the Placement Agent.

6

THE OFFERING

Common stock offered by selling stockholders	3,925,492 Common Shares

Terms of the offering	The selling stockholders will determine when and how it will sell the Common Shares offered in this prospectus, as described in the “Plan of Distribution”.

Use of proceeds	We will not receive any proceeds from the sale of shares in this offering.

Risk factors	You should read the “Risk Factors” section included in this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Nasdaq Capital Market symbol	“PALI”

Ownership Limitations:	The selling stockholders are prohibited from exercising the Prefunded Warrants, Warrants, and Placement Agent Warrants, as applicable, to the extent that immediately prior to or after giving effect to such exercise, the applicable selling stockholder, together with its affiliates and other attribution parties, would own more than 4.99% (or for certain holders of the Prefunded Warrants, 9.99%, subject to their election at issuance), of the total number of shares of the Company’s Common Stock then issued and outstanding, which percentage may be changed at the selling stockholder’s election to a lower percentage at any time or to a higher percentage not to exceed 9.99% upon 61 days’ notice to the Company.

7

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and described in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC on March 22, 2023, which are incorporated herein by reference in their entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any applicable prospectus supplement. Our business, financial condition, results of operations or prospects could be materially adversely affected by any of these risks. The trading price of our stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus. For more information, see the section entitled “Where You Can Find Additional Information.” Please also read carefully the section entitled “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We are filing the registration statement of which this prospectus is a part to permit holders of the shares of our Common Stock described in the section entitled “Selling Stockholders” to resell their Common Shares and Common Shares upon the exercise of the Prefunded Warrants, Warrants, and Placement Agent Warrants, as applicable. We are not selling any securities under this prospectus and we will not receive any proceeds from the sale of Common Shares by the selling stockholders.

In the event all of the Common Share and Common Shares underlying the Prefunded Warrants, Warrants, and Placement Agent Warrants are exercised for cash, we will receive aggregate gross proceeds of approximately $6.45 million. Any proceeds from the exercise of these warrants will be used for working capital and general corporate purposes. We cannot predict when or if any of the warrants will be exercised for cash, and it is possible that the warrants may expire and never be exercised (except that the Prefunded Warrants do not expire, though the exercise thereof results in de minimis cash). We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of shares of our Common Stock to be sold by the selling stockholders, including registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel, or collectively, the “Registration Expenses”. Other than Registration Expenses, the selling stockholders will bear underwriting discounts, commissions, placement agent fees or other similar expenses payable with respect to sales of Common Shares.

MARKET INFORMATION

Our common stock is listed on The Nasdaq Capital Market under the symbol “PALI”. As of April 5, 2023, we had approximately 172 stockholders of record.” On April 20, 2023, the last reported sale price for our Common Stock on The Nasdaq Capital Market was $1.76 per share.

DIVIDEND POLICY

We do not anticipate declaring or paying, in the foreseeable future, any cash dividends on our capital stock. We intend to retain all available funds and future earnings, if any, to fund the development and expansion of our business, and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination regarding the declaration and payment of dividends, if any, will be at the discretion of our Board and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our Board may deem relevant.

8

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than compensation arrangements, including employment, termination of employment and change in control arrangements, with our directors and executive officers, and the other transactions discussed in the sections titled “Executive Compensation” and “Certain Relationships and Related Party Transactions” in our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 21, 2023 and incorporated by reference herein, there have been no transactions since January 1, 2020 that:

(i)	the amounts involved exceeded or will exceed the lesser of (a) $120,000 or (b) 1% of the average of our total assets for the fiscal years ended December 31, 2022 or 2021; and

(ii)	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Indemnification Agreements

We have entered into separate indemnification agreements with each of our directors in addition to the indemnification provided for in our amended and restated certificate of incorporation and amended and restated bylaws. The indemnification agreements, our amended and restated certificate of incorporation and our amended and restated bylaws require us to indemnify its directors, executive officers and certain controlling persons to the fullest extent permitted by Delaware law.

SELLING STOCKHOLDERS

On April 3, 2023, the we entered into Securities Purchase Agreements with certain institutional and accredited investors, pursuant to which we agreed to sell and issue, in the Registered Offering pursuant to an effective shelf registration statement on Form S-3 an aggregate of 756,317 Common Shares at a purchase price per share of $2.64.

In the concurrent Private Offering, we offered and sold to the investors (i) 455,242 Common Shares, (ii) Prefunded Warrants to purchase up to 1,061,164 shares of Common Stock and (iii) Warrants to purchase an aggregate of 2,272,723 shares of our Common Stock.

The Prefunded Warrants are immediately exercisable, have a perpetual term, an exercise price of $0.0001 per share, and are subject to adjustment in the event of stock splits, dividends, subsequent rights offerings, pro rata distributions, and certain fundamental transactions, as more fully described in the Prefunded Warrants.

The Warrants are immediately exercisable, have a term of five (5) years from issuance, an exercise price of $2.64 per share, and are subject to adjustment in the event of stock splits, dividends, subsequent rights offerings, pro rata distributions, and certain fundamental transactions, as more fully described in the Warrants.

Ladenburg Thalmann & Co. Inc. acted as our exclusive placement agent in connection with the April 2023 Offering. We issued to Ladenburg, Placement Agent Warrants to purchase an aggregate of 136,363 shares of our Common Stock. The Placement Agent Warrants have an exercise price of $3.30 per share and a term of five (5) years.

The Common Shares underlying the Prefunded Warrants, Warrants, and Placement Agent Warrants are referred to collectively as the “Warrant Shares”. The Prefunded Warrants, the Warrants, and the Placement Agent Warrants are referred to as the “April 2023 Warrants”.

9

Pursuant to the Private Offering agreements, we agreed to file the registration statement of which this prospectus is a part to register the resale of the (i) shares of Common Stock issued in the Private Offering and (ii) the shares of Common Stock underlying the Prefunded Warrants and Warrants, and to use best efforts to keep such registration statement effective at all times until such date that the applicable Warrant Shares either (i) have been sold, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144.

Pursuant to this prospectus, we are registering the resale of 3,925,492 shares of Common Stock which consists of (i) 455,242 Common Shares and (ii) 3,470,250 Common Shares issuable upon the exercise of the April 2023 Warrants held by the selling stockholders identified below to permit such selling stockholders, or their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, to resell or otherwise dispose of these Common Shares in the manner contemplated under the section entitled “Plan of Distribution” in this prospectus (as may be supplemented and amended).

The selling stockholders may sell some, all or none of their respective Common Shares being registered in this registration statement. We do not know how long each of the selling stockholders will hold their Common Shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the Common Shares. The Common Shares covered hereby may be offered from time to time by the selling stockholders. As a result, we cannot estimate the number of shares of Common Stock each of the selling stockholders will beneficially own after termination of sales under this prospectus. In addition, the selling stockholders may have sold, transferred or otherwise disposed of all or a portion of their shares of Common Stock since the date on which it provided information for this table.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our Common Stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.

Under the terms of the April 2023 Warrants and certain other warrants held by the selling stockholders, each selling stockholder may not exercise the April 2023 Warrants or such other warrants held by the selling stockholder to the extent such exercise would cause the selling stockholder, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed 4.99% or 9.99%, as indicated in such selling stockholder’s applicable warrant, of our then outstanding Common Stock following such exercise, excluding, for purposes of such determination, Common Stock issuable upon exercise of the April 2023 Warrants and such other warrants held by the selling stockholder, which have not been exercised. The number of shares in the second and fourth columns and the percentage in the fourth column reflect this limitation.

The information in the table below and the footnotes thereto regarding shares of Common Stock to be beneficially owned after the offering assumes the exercise of the April 2023 Warrants by the applicable selling stockholder and sale of all Common Shares being offered by the applicable selling stockholder under this prospectus.

	Common Shares Owned Before Sale (1)					Common Shares Owned After Sale (2)
	Held Outright	Convertible Securities	Amount	% of class	Shares being registered	Amount	% of Class
Armistice Capital Master Fund Ltd. (3)	76,140	557,131	633,271	9.99%	1,894,566	399,176	4.99%
3i, LP (4)	44,227	66,287	110,514	1.89%	110,514	-	*
Altium Growth Fund, LP (5)	189,080	104,659	293,739	4.99%	947,282	189,080	2.81%
Lincoln Park Capital Fund, LLC (6)	172,000	122,637	294,637	4.99%	291,764	173,591	2.86%
Warberg WFX LP (7)	66,723	137,713	204,436	3.45%	166,723	37,713	*
Intracoastal Capital, LLC (8)	75,694	192,532	268,226	4.49%	189,140	79,086	1.32%
Boothbay Diversified Alpha Master Fund LP (9)	22,999	34,530	57,529	*	57,469	60	*
Boothbay Absolute Return Strategies, LP (10)	45,125	67,672	112,797	1.93%	112,757	40	*
Kingsbrook Opportunities Master Fund LP (11)	7,570	11,344	18,914	*	18,914	-	*
Ladenburg Thalmann & Co. Inc. (12)	-	270,137	270,137	4.46%	136,363	133,774	2.21%
	699,558	1,564,642	2,264,200	30.82%	3,925,492	1,012,520	11.64%

* Less than 1%.

(1) Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any common shares (“Common Shares”) as to which a shareholder has sole or shared voting power or investment power, and also any Common Shares which the shareholder has the right to acquire within 60 days, including upon exercise of Common Share purchase options or warrants. There were 5,781,919 Common Shares outstanding as of April 5, 2023. All shares referenced below are Common Shares.

10

(2) Includes the sale of all Common Shares and Common Shares underlying Prefunded Warrants, Warrants, and Placement Agent Warrants registered herein.

(3) The shares being registered include the following: (i) 76,140 Common Shares, (ii) 682,063 Common Shares underlying Prefunded Warrants and (iii) 1,136,363 Common Shares underlying Warrants. The 682,063 Prefunded Warrants are subject to 9.99% maximum beneficial ownership limitation and the Warrants are subject to 4.99% maximum beneficial ownership limitation (subject to increase to 9.99% on 61 days notice). The total shares owned before the sale excludes 1,885,492 common shares underlying common stock purchase warrants consisting of (i) 124,932 of the Prefunded Warrants from the Private Placement that would be in excess of the 9.99% beneficial ownership limitation, (ii) the 1,136,363 Warrants, (iii) 250 common stock purchase warrants previously owned with an exercise price of $4,500 per share, (iv) 45,000 common stock purchase warrants previously owned with an exercise price of $55.00 per share, and (v) 578,947 common stock purchase warrants previously owned with an exercise price of $2.375 per share. The total shares owned after the sales excludes 225,021 of the previously described common stock warrants having an exercise price of $2.375 per share as they are in excess of the 4.99% beneficial ownership limitation. The shares are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be indirectly beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice Capital and Steven Boyd disclaim beneficial ownership of the securities except to the extent of their respective pecuniary interests therein. The address of the Master Fund is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(4) The shares being registered include the following: (i) 44,227 Common Shares and (ii) 66,287 Common Shares underlying Prefunded Warrants. Maier J. Tarlow has voting and dispositive control with respect to the securities being offered.

(5) The shares being registered include the following: (i) 379,101 Common Shares underlying Prefunded Warrants and (ii) 568,181 Common Shares underlying Warrants. The total shares owned before the sale excludes 842,623 common shares underlying common stock purchase warrants consisting of (i) 274,442 of the Prefunded Warrants that would be in excess of the 4.99% beneficial ownership limitation, and (ii) the 568,181 Warrants. Altium Capital Management, LP, the investment manager of Altium Growth Fund, LP, has voting and investment power over these securities. Jacob Gottlieb is the managing member of Altium Capital Growth GP, LLC, which is the general partner of Altium Growth Fund, LP. Each of the Altium Growth Fund, LP and Jacob Gottlieb disclaims beneficial ownership over these securities. The principal address of Altium Capital Management, LP is 152 West 57th Street, 20th Floor, New York, NY 10019.

(6) The shares being registered include the following: (i) 116,764 Common Shares and (ii) 175,000 Common Shares underlying Warrants. The total shares owned before the sale excludes 170,718 of the Warrants that would be in excess of the 4.99% beneficial ownership limitation. Joshua Scheinfeld and Jonathan Cope, the principals of Lincoln Park are deemed to be beneficial owners of all of the Common Shares owned by Lincoln Park. Messrs. Scheinfeld and Cope have shared voting and disposition power.

(7) The shares being registered include the following: (i) 66,723 Common Shares, (ii) 100,000 Common Shares underlying Warrants. Daniel Warsh has voting and dispositive control with respect to the securities being offered.

(8) The shares being registered include the following: (i) 75,694 Common Shares and (ii) 113,446 Common Shares underlying Warrants. Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 193, as amended) of the securities reported herein that are held by Intracoastal.

(9) The shares being registered include the following: (i) 22,999 Common Shares and (ii) 34,470 Common Shares underlying Warrants. Boothbay Diversified Alpha Master Fund, LP, a Cayman Islands limited partnership (the “Fund”), is managed by Boothbay Fund Management, LLC, a Delaware limited liability company (the “Adviser”). The Adviser, in its capacity as the investment manager of the Fund, has the power to vote and the power to direct the disposition of all securities held by the Fund. Ari Glass is the Managing Member of the Adviser. Each of the Fund, the Adviser, and Mr. Glass disclaim beneficial ownership of these securities, except to the extent of any pecuniary interest therein.

11

(10) The shares being registered include the following: (i) 45,125 Common Shares and (ii) 67,632 Common Shares underlying Warrants. Boothbay Absolute Return Strategies, LP, a Delaware limited partnership (the “Fund”), is managed by Boothbay Fund Management, LLC, a Delaware limited liability company (the “Adviser”). The Adviser, in its capacity as the investment manager of the Fund, has the power to vote and the power to direct the disposition of all securities held by the Fund. Ari Glass is the Managing Member of the Adviser. Each of the Fund, the Adviser, and Mr. Glass disclaim beneficial ownership of these securities, except to the extent of any pecuniary interest therein.

(11) The shares being registered include the following: (i) 7,570 Common Shares and (ii) 11,344 Common Shares underlying Warrants. Kingsbrook Partners LP (“Kingsbrook Partners”) is the investment manager of Kingsbrook Opportunities Master Fund LP (“Kingsbrook Opportunities”) and consequently has voting control and investment discretion over securities held by Kingsbrook Opportunities. Kingsbrook Opportunities GP LLC (“Opportunities GP”) is the general partner of Kingsbrook Opportunities and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Opportunities. KB GP LLC (“GP LLC”) is the general partner of Kingsbrook Partners and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Partners. Ari J. Storch, Adam J. Chill and Scott M. Wallace are the sole managing members of Opportunities GP and GP LLC and as a result may be considered beneficial owners of any securities deemed beneficially owned by Opportunities GP and GP LLC. Each of Kingsbrook Partners, Opportunities GP, GP LLC and Messrs. Stoch, Chill and Wallace disclaim beneficial ownership of these securities.

(12) The shares being registered include 136,363 Common Shares underlying the Placement Agent Warrants. David Rosenberg has voting and dispositive control with respect to the securities being offered. Notwithstanding percentage ownership of Ladenburg, each outstanding convertible security post sale has a blocker of 4.99% ownership.

Relationship with Selling stockholders

Pursuant to the Private Offering, we agreed to file the registration statement of which this prospectus is a part to register the resale of the shares of Common Stock sold in the Private Offering and shares of Common Stock underlying the Prefunded Warrants and Warrants and to use best efforts to keep such registration statement effective at all times until such date that the applicable Warrant Shares either (i) have been sold, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144.

Except for Ladenburg Thallman & Co. Inc. who served as our placement agent with respect to the April 2023 Offering, as well as placement agent or underwriter in a number of our prior offerings none of the selling stockholders nor any persons having control over such selling stockholders have held any position or office with us or our affiliates within the last three years nor has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares or other securities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our capital stock by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

●	each of our directors;

●	each of our named executive officers; and

●	all of our current executive officers and directors as a group.

The information in the following table is calculated based on 5,781,919 shares of our common stock outstanding as of April 5, 2023.

12

Beneficial ownership is determined according to the rules of the SEC. Beneficial ownership means that a person has or shares voting or investment power of a security and includes any securities that person or group has the right to acquire within 60 days after the measurement date, including upon the exercise of common stock purchase options or warrants.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Greater than 5% Stockholders
Armistice Capital, LLC (2)	633,271	9.99%
Directors and Named Executive Officers
James R. Neal(3)	1,290	*
Thomas Hallam, Ph.D.(4)	2,751	*
Stephanie C. Diaz(5)	1,258	*
Donald Williams(6)	1,258	*
Mary Ann Gray, Ph.D.(7)	1,046	*
Cristina Csimma, Pharm.D., MHP(8)	1,010	*
Robert J. Trenschel, D.O.(9)	46,605	*
Binxian Wei(10)	1,006	*
J.D. Finley(11)	13,950	*
Michael Dawson, M.D.(12)	300	*
Herbert Slade, MD FAAAAI (13)	-	*
Robert McRae (14)	1,855	*
All directors and executive officers as a group (12 persons)(15)	72,329	1.25%

*	Represents less than one percent

(1)	Except as otherwise indicated in the footnotes to this table, this table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, and Form 4s, filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Shares of our common stock underlying options, warrants and convertible securities that are currently exercisable or exercisable within 60 days of April 5, 2023 are deemed to be outstanding for the purpose of computing the number of shares held and the percent of total ownership of the person holding those options, warrants or convertible securities, but are not treated as outstanding for the purpose of computing the percent of total ownership of any other person. Applicable percentages are based on 5,781,919 shares of common stock outstanding on April 5, 2023, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address of the beneficial owner is c/o Palisade Bio, Inc. 7750 El Camino Real, Suite 2A, Carlsbad, CA 92009.

(2)	Includes (i) 76,140 shares of common stock and 557,131 common shares underlying prefunded warrants that have a beneficial ownership limitation of 9.99%. The amounts exclude an additional 1,885,492 common shares underlying warrants consisting of (i) 1,760,560 common stock warrants with a 4.99% ownership limitation and (ii) 124,932 prefunded warrants with a 9.99% beneficial ownership limitation, based off internal records of Company regarding ownership of Armistice Capital, LLC. The Address of beneficial owner is 510 Madison Avenue, 7th Floor, New York, NY 10022.

(3)	Includes 1,290 shares of common stock underlying stock options.

(4)	Includes (i) 1,151 shares of common stock, and (ii) 1,600 shares of common stock underlying common stock purchase warrants. Dr. Hallam ceased to be an officer and director of the Company effective October 11, 2022.

(5)	Includes 1,258 shares of common stock underlying stock options.

13

(6)	Includes 1,258 shares of common stock underlying stock options.

(7)	Includes 80 shares of common stock, and 966 shares of common stock underlying stock options.

(8)	Includes 44 shares of common stock, and 966 shares of common stock underlying stock options.

(9)	Includes (a) 299 shares of common stock, and 1,282 shares of common stock underlying stock options and (b) (i) 36,287 shares of common stock and (ii) 8,737 shares of common stock that may be acquired within 60 days pursuant to the exercise of outstanding warrants held by Yuma Regional Medical Center. The board of directors of Yuma Regional Medical Center, acting by a majority vote, has the authority to direct the vote and/or disposition of any and all shares of common stock and warrants held by Yuma Regional Medical Center. The address of Yuma Regional Medical Center is 2400 South Avenue A, Yuma, Arizona, 85364. Dr. Trenschel is the President, Chief Executive Officer and member of the board of directors of Yuma Regional Medical Center and shares voting and investment power over the shares held by Yuma Regional Medical Center. Dr. Trenschel also serves on our board of directors.

(10)	Includes (i) 40 shares of common stock and (ii) 966 shares of common stock underlying stock options.

(11)	Consists of (a)(i) 3,848 shares of common stock held by Mr. Finley, (ii) 4,008 shares of common stock that may be acquired pursuant to the exercise of outstanding warrants held by Mr. Finley, (iii) 5,281 shares of common stock underlying options held by Mr. Finley, (b)(i) 777 shares of common stock held by FCW Investments LLC, (ii) 33 shares of common stock underlying warrants held by FCW Investments, LLC, and (c) 3 shares underlying warrants held by Pacific Premier Trust Co. The address for Pacific Premier Trust Co, Custodian FBO J.D. Finley IRA is PO Box 173859, Denver, CO 80217. The address for FCW Investments LLC is 19 Cherrymoor Dr, Englewood, CO 80113. Mr. Finley has sole investment and voting power over the shares held by Pacific Premier Trust Co, Custodian FBO J.D. Finley IRA and FCW Investments LLC. Does not include (i) 57,200 options, (ii) 41,700 restricted stock units (RSU’s), and (iii) 32,500 performance stock units (PSUs), which are all conditional grants issued on February 6, 2023 to Mr. Finley, that are subject to shareholder approval. Assuming shareholder approval is received, the options and RSU’s vest quarterly in 12 equal instalments over a three-year period, and the PSUs vest based on volume weighted average trading price of the Company’s common stock – see “Certain Related Party Transactions” in this Proxy Statement for a further discussion of the vesting conditions. Such conditional grants are all being solicited for shareholder approval in this Proxy Statement.

(12)	Includes 300 shares of common stock. Dr. Dawson ceased to be an officer of the Company effective October 11, 2022.

(13)	Dr. Slade was appointed to serve as our Chief Medical Officer on November 17, 2022.

(14)	Mr. McRae was appointed to serve as our Chief Operating Officer on February 2, 2023. Includes (i) 625 shares of common stock held by Mr. McRae, (ii) 440 shares of common stock that may be acquired pursuant to the exercise of outstanding warrants held by Mr. McRae, and (iii) 750 shares of common stock underlying options held by Mr. McRae. Does not include (i) 12,000 options, (ii) 8,800 restricted stock units (RSU’s), and (iii) 17,900 performance stock units (PSUs), which are all conditional grants issued on February 6, 2023 to Mr. McRae, that are subject to shareholder approval. Assuming shareholder approval is received, the options and RSU’s vest quarterly in 12 equal instalments over a three-year period, and the PSUs vest based on volume weighted average trading price of the Company’s common stock – see “Certain Related Party Transactions” in this Proxy Statement for a further discussion of the vesting conditions. Such conditional grants are all being solicited for shareholder approval in this Proxy Statement.

(15)	Includes the shares described in footnotes (3)-(14) above.

14

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock, certain provisions of our Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), Amended and Restated Bylaws (“Bylaws”), Certificate of Designation of Preferences, Rights and Limitations of Series A 4.5% Convertible Preferred Stock (“Series A Certificate of Designation”), Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (“Series B Certificate of Designation”), and certain provisions of Delaware law are summaries. The following description is not complete and is subject to and qualified in its entirety by our Certificate of Incorporation, Bylaws, Series A Certificate of Designation, and Series B Certificate of Designation, which are filed as exhibits to the registration statement of which this prospectus is a part, as well as the relevant provisions of the Delaware General Corporation Law (“DGCL”).

As of the date of this prospectus, our authorized capital stock consists of 280,000,000 shares of common stock, par value $0.01 per share, and 7,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

Fully Paid and Non-Assessable

All outstanding shares of common stock are duly authorized, validly issued, fully paid, and nonassessable. All authorized but unissued shares of our common stock are available for issuance by our Board without any further stockholder action, except as required by the listing standards of the Nasdaq Stock Market.

Voting Rights

Our common stock is entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and does not have cumulative voting rights. Our Bylaws establish a classified Board that is divided into three classes with staggered three-year terms. Only the directors in one class will be subject to election by a plurality of the votes cast at each annual meeting of our stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms.

Economic Rights

Except as otherwise expressly provided in our Certificate of Incorporation or required by applicable law, all shares of common stock have the same rights and privileges and rank equally, share ratably, and are identical in all respects for all matters, including those described below.

Dividends and Distributions. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the Board out of funds legally available for that purpose.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock then outstanding.

Holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to our common stock. The rights, preferences, and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

15

Preferred Stock

Under the terms of our Certificate of Incorporation, our Board has the authority, without further action by our stockholders, to issue up to 7,000,000 shares of preferred stock in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by our Board. Our Board is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of preferred stock, including without limitation authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

Our Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of our common stock.

Series A 4.5% Convertible Preferred Stock

In December 2016, we designated a series of our preferred stock as Series A 4.5% Convertible Preferred Stock consisting of 1,000,000 designated shares (which is subject to increase without the consent of all of the holders of the Series A 4.5% Convertible Preferred Stock in the event such additional shares of Series A 4.5% Convertible Preferred Stock are issued solely to the holders as payment of accrued dividends).

As of April 5, 2023, we had outstanding 200,000 shares of Series A 4.5% Convertible Preferred Stock with a stated value of $12.79 per share held by one holder and which are immediately convertible into an aggregate of 129 shares of common stock. The Series A 4.5% Convertible Preferred Stock have no provisions regarding subsequent securities issuances or so called “price protection provisions.” The holders of Series A 4.5% Convertible Preferred Stock shall be entitled to receive dividends in cash or additional shares of Series A 4.5% Convertible Preferred Stock if and when declared by our Board in preference to the payment of any dividends on our common stock. The holders of Series A 4.5% Convertible Preferred Stock shall have no voting rights but shall be entitled to appoint one member to our Board. This right to appoint a member of the Board will terminate when there are less than 200,000 shares of Series A 4.5% Convertible Preferred Stock outstanding. As long as any shares of Series A 4.5% Convertible Preferred Stock are outstanding, we shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series A 4.5% Convertible Preferred Stock, alter or change adversely the powers, preferences or rights given to the Series A 4.5% Convertible Preferred Stock or alter or amend the Certificate of Designation, other than to authorize and issue additional shares of Series A 4.5% Convertible Preferred Stock. In addition, holders of Series A 4.5% Convertible Preferred Stock are subject to beneficial ownership limitations.

Options

As of April 5, 2023, we had outstanding stock options to purchase an aggregate of 63,789 shares of common stock issued pursuant to (i) Leading BioSciences 2013 Amended and Restated, Employee, Director and Consultant Equity Incentive Plan, (ii) Palisade Bio 2021 Equity Incentive Plan, and (iii) Palisade 2021 Inducement Plan. The options have a remaining weighted average term of approximately 8.7 years and an average weighted exercise price of $174.70 per share. The amounts described herein do not include an aggregate of 81,500 options that were issued on a conditional basis pursuant to Nasdaq rules that are not exercisable and can be unwound and cancelled if shareholder approval is not received.

Restricted Stock Units

As of April 5, 2023, we had an aggregate of 35,770 shares of Common Stock underlying restricted stock units. The restricted stock units typically vest on a quarterly basis between one (1) to three (3) years and currently have a remaining average vesting term of approximately 1.46 years. The amounts described herein do not include an aggregate of 59,500 restricted stock units that were issued on a conditional basis pursuant to Nasdaq rules that are not exercisable and can be unwound and cancelled if shareholder approval is not received.

16

Performance Restricted Stock Units

As of April 5, 2023, we had an aggregate of 68,700 restricted performance stock units that vest (a) 50% when the volume weighted average price of our Common Stock over 20 consecutive trading days is $3.20, and (b) 50% when such volume weighted average price of our Common Stock over 20 consecutive trading days is $4.25. The restricted performance stock units were made on a conditional basis pursuant to Nasdaq market rules and will not be exercisable and can be unwound and cancelled if applicable shareholder approval is not received.

Warrants

As of April 5, 2023, we had outstanding common stock purchase warrants to purchase an aggregate of 1,604,421 shares of Common Stock, with a remaining average term of 4.41 years and a weighted average exercise price of $18.26 per share. Such amount does not include the Prefunded Warrants described below that have an exercise price of $0.0001 (see section of this prospectus entitled “Description of Securities We Are Offering”).

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Some provisions of Delaware law, our Certificate of Incorporation and our Bylaws contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Section 203 of the DGCL

We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, subject to certain exceptions.

Amended and Restated Bylaws

Board Composition and Filling Vacancies. Our Bylaws provide for our Board to be divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, the holders of a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, can elect all of the directors standing for election, if they so choose, other than any directors that holders of any preferred stock we have or may issue may be entitled to elect. Our Bylaws also provide that subject to the rights of the holders of any series of preferred stock then outstanding, any director or the entire Board may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding shares of capital stock of the Company then entitled to vote in the election of directors.

Special Meeting of Stockholders. Our Bylaws also provides that a special meeting of stockholders may be called only by our chairperson of the Board, chief executive officer or president, the secretary or any two directors.

17

Advance Notice Requirements. Our Bylaws also establish advance notice procedures with respect to certain stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors.

Amendment to Bylaws. The Board is expressly empowered to adopt, amend or repeal the Bylaws. The stockholders shall also have power to adopt, amend or repeal the Bylaws; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Company required by law or by the Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws.

The provisions of Delaware law, our Certificate of Incorporation and our Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our Board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Choice of Forum

Our Bylaws provide that unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Certificate of Incorporation or Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware). If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. We act as the transfer agent and registrar for our Series A 4.5% Convertible Preferred Stock and Series B Convertible Preferred Stock to the extent any shares are outstanding.

Listing on the Nasdaq Capital Market

Our common stock is listed on The Nasdaq Capital Market under the symbol “PALI.”

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering 3,925,492 shares of our Common Stock that consist of (i) 455,242 shares of Common Stock sold in the Private Offering, and (ii) 3,470,250 shares of our Common Stock issuable upon exercise of (a) 1,061,164 Prefunded Warrants, (ii) 2,272,723 Warrants, and (iii) 136,363 Placement Agent Warrants.

Common Stock

The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described under the caption “Description of Capital Stock” in this prospectus.

Prefunded Warrants

The following is a brief summary of certain terms and provisions of the Prefunded Warrants offered by this prospectus and is subject in all respects to the provisions contained in the Prefunded Warrants.

18

Exercisability. The Prefunded Warrants are exercisable immediately following the date of issuance, and at any time thereafter in perpetuity. The Prefunded Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of our common stock purchased upon such exercise. At any time, the Prefunded Warrants may also be exercised, in whole or in part, by means of a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the Prefunded Warrants.

Exercise Limitation. A holder will not have the right to exercise any portion of the Prefunded Warrant if the holder would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the outstanding common stock immediately after exercise, except that upon notice from the holder to us, the holder may increase or decrease the beneficial ownership limitation up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Prefunded Warrants, provided that any increase in such beneficial ownership limitation shall not be effective until 61 days following notice from the holder to us.

Exercise Price; Adjustments. The Prefunded Warrants have an exercise price of $0.0001 per share. The exercise price and the number of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting shares of our common stock. In addition, if we grant, issue or sell certain securities pro rata to the record holders of our common stock, other than certain exempt issuances, or if we declare or make any dividend or other distribution of our assets, including cash, stock or other property to the holders of our common stock, then the holders of the Prefunded Warrants will be entitled to participate in such transactions to the same extent such holder would have participated in such transaction if it held the number of shares of common stock issuable upon exercise of the Prefunded Warrants without regard to any limits on exercise contained in the Prefunded Warrants.

Transferability. Subject to applicable laws, the Prefunded Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. There is no established trading market for the Prefunded Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Prefunded Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Prefunded Warrants will be limited.

Fundamental Transactions. If a fundamental transaction (as defined in the Prefunded Warrants) occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Prefunded Warrants with the same effect as if such successor entity had been named in the Prefunded Warrant itself. Following such fundamental transaction, the holders of the Prefunded Warrants will be entitled to receive upon exercise of the Prefunded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Prefunded Warrants immediately prior to such fundamental transaction without regard to any limits on exercise contained in the Prefunded Warrants. If holders of shares of our common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Prefunded Warrant following such fundamental transaction. In addition, in certain circumstances, upon a fundamental transaction, the holder will have the right to require us or the successor entity to repurchase, with such payment to occur in common stock of the Company or its successor, its Prefunded Warrant at its fair value using the Black Scholes option pricing formula; provided, however, that, if the fundamental transaction is not within our control, including not approved by our board of directors, then the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes value per share of common stock in the fundamental transaction for each share of common stock underlying a Prefunded Warrant, that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of common stock are given the choice to receive from among alternative forms of consideration in connection with the fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Prefunded Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a Prefunded Warrant does not have the rights or privileges of a holder of shares of our common stock, including any voting rights, until the holder exercises the Prefunded Warrant.

19

Warrants

The following is a brief summary of certain terms and provisions of the Warrants offered by this prospectus and is subject in all respects to the provisions contained in the Warrants.

Exercisability. The Warrants are exercisable immediately following the date of issuance, and at any time thereafter up to five (5) years from the initial issuance date. The Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of our common stock purchased upon such exercise. Beginning six (6) months following the issuance date of the Warrants, if at the time of exercise there is no effective registration statement registering the Warrants, then the Warrants may also be exercised, in whole or in part, at such time by means of a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the Warrants.

Exercise Limitation. A holder will not have the right to exercise any portion of the Warrant if the holder would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the outstanding common stock immediately after exercise, except that upon notice from the holder to us, the holder may increase or decrease the beneficial ownership limitation up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants, provided that any increase in such beneficial ownership limitation shall not be effective until 61 days following notice from the holder to us.

Exercise Price; Adjustments. The Warrants have an exercise price of $2.69 per share. The exercise price and the number of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting shares of our common stock. In addition, if we grant, issue or sell certain securities pro rata to the record holders of our common stock, other than certain exempt issuances, or if we declare or make any dividend or other distribution of our assets, including cash, stock or other property to the holders of our common stock, then the holders of the Warrants will be entitled to participate in such transactions to the same extent such holder would have participated in such transaction if it held the number of shares of common stock issuable upon exercise of the Warrants without regard to any limits on exercise contained in the Warrants.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. There is no established trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Warrants will be limited.

Fundamental Transactions. If a fundamental transaction (as defined in the Warrants) occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Warrants with the same effect as if such successor entity had been named in the Warrant itself. Following such fundamental transaction, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction without regard to any limits on exercise contained in the Warrants. If holders of shares of our common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Warrant following such fundamental transaction. In addition, in certain circumstances, upon a fundamental transaction, the holder will have the right to require us or the successor entity to repurchase, with such payment to occur in common stock of the Company or its successor, its Warrant at its fair value using the Black Scholes option pricing formula; provided, however, that, if the fundamental transaction is not within our control, including not approved by our board of directors, then the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes value per share of common stock in the fundamental transaction for each share of common stock underlying a Warrant, that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of common stock are given the choice to receive from among alternative forms of consideration in connection with the fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a Warrant does not have the rights or privileges of a holder of shares of our common stock, including any voting rights, until the holder exercises the Warrant.

Placement Agent Warrants

Except for having an exercise price per share of $3.30, the Placement Agent Warrants are materially the same as the terms of the Warrants described above.

20

PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

21

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

EXPERTS

The consolidated financial statements of Palisade Bio, Inc. as of December 31, 2021 and for the year then ended incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

The consolidated financial statements of Palisade Bio, Inc. as of and for the year ended December 31, 2022 incorporated by reference in this Prospectus and in the Registration Statement has been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as set forth in their report thereon, and are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by the Silvestre Law Group, P.C., Westlake Village, California.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the securities being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

22

We are required to file periodic reports, proxy statements and other information with the SEC pursuant to the Exchange Act. The SEC maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on the Investor & News section of our website under the heading “SEC Filings”. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website address is www. palisadebio.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the following documents we filed with the SEC pursuant to Section 13 of the Exchange Act and any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus until the termination of the offering of the shares covered by this prospectus (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

●	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 22, 2023;

●	our Current Reports Form 8-K filed with the SEC on January 4, 2023, February 8, 2023, March 13, 2023; and April 5, 2023; and;

●	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 21, 2023 (other than the portions thereof which are furnished and not filed); and

●	the description of our common stock which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A filed with the SEC on July 1, 2015, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 17, 2022.

You may access the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, Proxy Statements, and amendments, if any, to those documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at the SEC’s website (www.sec.gov) or our website (www.palisadebio.com) as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website does not constitute incorporation by reference of the information contained in our website. We do not consider information contained on, or that can be accessed through, our website to be part of this prospectus or the related registration statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the information that is incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You should direct any requests for documents to 7750 El Camino Real, Suite 2A, Carlsbad, CA 92009, Attn: Secretary or may be made telephonically at (858) 704-4900.

23

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses to be incurred in connection with the offering described in this registration statement, all of which will be paid by the registrant. All amounts are estimates except the SEC registration fee.

Securities and Exchange Commission Registration Fee	$1,029
Legal Fees and Expenses	$40,000
Accountants’ Fees and Expenses	$40,000
Miscellaneous	$10,000
Total	$91,029

Item 14. Indemnification of Directors and Officers

We are incorporated under the laws of the State of Delaware. Sections 145 and 102(b)(7) of the General Corporation Law of the State of Delaware provide that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.

Our amended and restated certificate of incorporation contains provisions that eliminate, to the maximum extent permitted by the General Corporation Law of the State of Delaware, the personal liability of directors and executive officers for monetary damages for breach of their fiduciary duties as a director or officer. Our amended and restated certificate of incorporation and bylaws provide that we shall indemnify our directors and executive officers and may indemnify our employees and other agents to the fullest extent permitted by the General Corporation Law of the State of Delaware.

We have purchased and intend to maintain insurance on behalf of any person who is or was a director or officer of our company against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the registrant’s amended and restated certificate of incorporation and amended and restated bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director or executive officer of the Company regarding which indemnification is sought. The indemnification provisions in our amended and restated certificate of incorporation, amended and restated bylaws and the indemnification agreements entered into or to be entered into between us and each of our directors and executive officers may be sufficiently broad to permit indemnification of our directors and executive officers for liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. We carry liability insurance for our directors and officers.

II-1

Item 15. Recent Sales of Unregistered Securities

Set forth below is information regarding securities sold by us since January 1, 2020 that were not registered under the Securities Act. Also included is the consideration, if any, received by us for such shares and options and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed.

(a) Issuances of Securities

1.	On January 17, 2020, we entered into a letter agreement (“Letter Agreement”) with certain institutional holders warrant holders of our Series M Warrants and Series N Warrants (each as defined below) (collectively, the “Holders”), pursuant which each Holder will received:

a.	one (1) Series P common stock replacement warrant (“Series P Warrant”) for every one (1) share purchased upon exercise of outstanding Series M common stock purchase warrants (“Series M Warrants”) issued on July 30, 2019 in the Company’s registered offering; and
b.	one (1) Series Q common stock replacement warrant (“Series Q Warrant”) for every one (1) share purchased upon exercise of outstanding Series N common stock purchase warrants (“Series N Warrants”) issued on July 30, 2019 in the Company’s registered offering

Pursuant to the Letter Agreement, and as an inducement to exercise the Series M Warrants and Series N Warrants, the exercise price of the Holder’s Series M Warrants and Series N Warrants are being reduced from $810 to $408 per share. The Holders collectively owned (i) 9,259 Series M Warrants and (ii) 9,259 Series N Warrants. The Company received gross proceeds of approximately $7,555,553, not including closing costs and placement agent fees. In connection with the transactions contemplated in the Letter Agreement, we entered into a letter agreement (the “Wainwright Placement Agent Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which Wainwright was entitled to (i) a cash fee equal to 8% of the gross proceeds raised in the transactions contemplated by the Letter Agreement, (ii) a common stock purchase warrant equal to 148 shares of common stock issued in the Offering with an exercise price of $510, and a term of five (5) years (the “Placement Agent Warrant”), (iii) a management fee equal to 1.0% of the gross proceeds raised, (iv) $35,000 for non-accountable expenses; and (v) up to $90,000 in expenses of legal counsel and other out-of-pocket closing expenses. Additionally, Wainwright received a tail fee of 8% cash and 8% warrant coverage as described above with respect to any additional financing completed with any investors that entered into the Letter Agreement within the 12-month period following date of the Letter Agreement. Additionally, for a period of ten (10) months following the closing of the transaction contemplated by the Letter Agreement, Wainwright will have a right of first refusal to act as the sole book-running manager, underwriter, or placement agent for any future capital raising transactions.

2.	In connection with our May 22, 2020 registered offering, we issued warrants to purchase up to 1,333 shares of common stock to Wainwright Placement Agent, which were not registered at the time of issuance.

3.	Immediately prior to the Merger with Seneca Biopharma, Inc., we and LBS completed a private placement transaction (the “Pre-Merger Financing”) with Altium Growth Fund, LP (“Altium”) pursuant to that certain Securities Purchase Agreement, by and among us, LBS and the Investor, dated December 16, 2020, as amended (the “Securities Purchase Agreement”), for an aggregate purchase price of $20.0 million. In connection with the closing of the Merger and the Pre-Merger Financing, we issued to Ecoban Securities, LLC (i) a warrant to purchase 367 shares of the Company’s common stock at a price of $886 per share and (ii) 2,376 shares of common stock, as payment for a success fee for closing the Merger and Pre-Merger Financing.

II-2

4.	On May 20, 2021, we issued to Altium a warrant to purchase 99,917 shares of common stock at a price of $276.50 per share. The warrant was immediately exercisable and has a term of five years from the date all of the shares underlying the warrant have been registered for resale.

5.	In 2020, LBS sold to certain holders unsecured promissory notes in the aggregate principal amount of $0.6 million and warrants to purchase an aggregate of 70,000 shares of common stock of LBS at an exercise price of $0.73 per share (the “Prior Warrants”). In connection with the Merger, such warrants automatically converted into warrants to purchase an aggregate of 38 shares of our common stock at a purchase price of $1,342 per share. On May 25, 2021, we amended such notes originally issued by LBS in 2020 in order to extend the maturity date. In connection with such amendments, the Prior Warrants were canceled, and the Company issued warrants to the noteholders to purchase an aggregate of 160 shares of Company common stock at a purchase price of $300 per share.

6.	Effective July 21, 2021, we entered into a Waiver and Amendment Agreement with Altium pursuant to which Altium agreed to waive certain rights, waive reset provisions with respect to the exercise price and number of shares subject to outstanding warrants held by Altium, eliminate certain financing restrictions, and accelerate registration rights for the shares underlying the warrants. As consideration for the foregoing, pursuant to the Waiver Agreement, we issued Altium an additional warrant to purchase up to 22,000 shares of our common stock with an exercise price of $181.55 per share. The warrant is exercisable beginning six months following the date on which the underlying shares are registered for resale and for five years thereafter.

7.	On August 19, 2021, we issued 30,197 shares of common stock and a warrant to purchase up to 7,549 shares of common stock to Yuma Regional Medical Center for a total purchase price of $5,209,141.20. The shares were sold at a purchase price of $172.50 per share. The warrant has an exercise price of $172.50 per share, subject to certain adjustments, and is exercisable for five years.

8.	Effective January 31, 2022, we and Altium entered into a Waiver and Amendment Agreement, pursuant to which Altium agreed to waive any adjustment to the exercise price of the existing warrants held by it from and after such date for issuances of equity or equity-linked securities at a price below the exercise price of the warrants. The Waiver Agreement also includes agreement to, among other things, (i) restrict Altium’s ability to sell our securities through a “leak out” provision whereby sales are restricted by applying a volume limitation, (ii) shorten the notice period for Altium’s participation rights related to certain future securities offerings, (iii) restrict our ability to conduct a primary offering of our securities for a specified period of time, and (iv) provide registration rights for the shares underlying the warrant issued to Altium in consideration of the foregoing. As consideration for the foregoing, pursuant to the Waiver Agreement, we issued Altium an additional warrant to purchase up to 45,000 shares of our common stock. The warrant is exercisable beginning six months following January 31, 2022 and the exercise price is $55 (the closing price of our common stock on January 28, 2022), subject to customary adjustments for stock splits, stock dividends, stock combinations, reclassifications and similar transactions.

9.	On May 6, 2022, we entered into a securities purchase agreement with certain institutional and accredited investors, pursuant to which we agreed to sell and issue, in a registered direct offering, an aggregate of 72,933 shares our common stock, par value $0.01 per share, at a purchase price per share of $27.50, for aggregate gross proceeds to us of approximately $2.0 million, before deducting fees payable to the placement agent and other estimated offering expenses payable by us. The shares were offered by pursuant to an effective shelf registration statement on Form S-3. In connection with such offering, in a concurrent private placement, we also agreed to sell and issue to such purchasers warrants to purchase up to 72,933 shares of common stock at an exercise price of $35.525 per share, the closing bid price of our common stock on May 5, 2022. Such warrants are not exercisable until six months following the date of issuance and expire five and a half years from the date of issuance. In addition, pursuant to a placement agency agreement dated as of May 6, 2022, we engaged Ladenburg Thalmann & Co. Inc. (“Ladenburg”) to act as our exclusive placement agent in connection with the aforementioned registered offering and private placement offering. We agreed to pay Ladenburg a cash fee equal to 7.75% of the aggregate gross proceeds raised in the aforementioned registered offering and private placement offering and to reimburse its expenses up to an aggregate of $85,000. In addition, we issued Ladenburg warrants on substantially the same terms as the warrants issued to the purchasers in an amount equal to 6.0% of the aggregate number of shares sold in the offering, or 4,376 shares of common stock, at an exercise price of $35.525 per share and a five-and-a-half year term. The placement agent warrants are not exercisable until six months following the date of issuance.

II-3

10.	On December 30, 2022, we entered into securities purchase agreements with certain institutional and accredited investors, pursuant to which we agreed to sell and issue, in a registered direct offering, an aggregate of (i) 476,842 shares our common stock, par value $0.01 per share, at a purchase price per share of $2.375 and (ii) registered prefunded warrants to purchase 37,000 shares of common stock at an exercise price of $0.0001 per share. The transaction closed on January 4, 2023. The shares were offered by pursuant to an effective shelf registration statement on Form S-3. In connection with such offering, in a concurrent private placement, we also agreed to sell and issue to such purchasers (i) Prefunded Warrants to purchase 538,789 shares of common stock at an exercise price of $0.0001 per share and (ii) Warrants to purchase 1,052,631 shares of common stock at an exercise price of $2.375 per share. Such Prefunded Warrants and Warrants are immediately exercisable and expire five years from the date of issuance. Gross proceeds for the registered offering and concurrent private placement were approximately $2.5 million, before deducting fees payable to the placement agent and other estimated offering expenses payable by us. In addition, pursuant to a placement agency agreement dated as of December 30, 2022, we engaged Ladenburg to act as our exclusive placement agent in connection with the aforementioned registered offering and private placement offering. We agreed to pay Ladenburg a cash fee equal to 7.75% of the aggregate gross proceeds raised in the aforementioned registered offering and private placement offering and to reimburse its expenses up to an aggregate of $105,000. In addition, we issued Ladenburg warrants on substantially the same terms as the warrants issued to the purchasers in an amount equal to 6.0% of the aggregate number of shares sold in the offering, or 63,158 shares of common stock, at an exercise price of $2.9688 per share and a five-year term.

11.	On April 3, 2023, we entered into securities purchase agreements with certain institutional and accredited investors, pursuant to which we agreed to sell and issue, in the Registered Offering , an aggregate of 756,317 shares our common stock. The transaction closed on April 5, 2023. Concurrently, in the Private Offering we offered and sold an aggregate of: (i) 455,242 unregistered shares of Common Stock, (ii) Prefunded Warrants to purchase 1,061,164 shares of common stock at an exercise price of $0.0001 per share and (iii) Warrants to purchase 2,272,723 shares of common stock at an exercise price of $2.69 per share. Such Prefunded Warrants and Warrants are immediately exercisable and expire five years from the date of issuance. In addition, pursuant to a placement agency agreement dated as of April 3, 2023, we engaged Ladenburg to act as our exclusive placement agent in connection with the April 2023 Offering. We agreed to pay Ladenburg a cash fee equal to 7.75% of the aggregate gross proceeds received from the April 2023 Offering or $465,00 and we reimbursed its expenses of $85,000. In addition, we issued Ladenburg 136,363 Placement Agent Warrants.

The offers, sales and issuances of the securities described in this section (a) of Item 15 were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act or Rule 506 of Regulation D promulgated under the Securities Act as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act and had adequate access, through employment, business or other relationships, to information about the Company.

(b) Issuances of Equity Awards

1.	On April 1, 2020, Seneca Biopharma entered into employment agreements with each of Dane Saglio and Matthew Kalnik, PhD. As an inducement to Mr. Saglio’s employment, we granted him a non-qualified inducement option to purchase up to 235 shares of Common Stock on such date. As an inducement to Dr. Kalnik’s employment, we granted him a non-qualified inducement option to purchase up to 942 shares of Common Stock on such date. These inducement options had an exercise price of $185.97 per share, a term of ten (10) years, and vests as follows: (i) one quarter (1/4) of the options vest on April 1, 2020, and (ii) the remaining three-quarters (3/4) of the options will vest on a monthly basis over the thirty-six (36) month period following such date. This inducement option was issued from the Company’s Inducement Award Stock Option Plan (“Inducement Plan”).

2.	Effective April 2020, we granted Dr. Kenneth Carter, our then-Executive Chairman, a conditional option grant to purchase 1,571 shares of common stock, subject to the receipt of shareholder approval as well as the forfeiture of all of his previously issued vested and unvested grants. The option grant had a term of ten (10) years, and an exercise price of $185.97. The option vests (i) one quarter (1/4) on the effective date and (ii) three quarters (3/4) on a monthly basis over the thirty-six (36) month period following the effective date, provided Dr. Carter remains a service provider to the Company over such period. For a period of nine (9) months, subject to adjustment upon the Company’s issuance of common stock including by virtue of exercise, conversion or exchange of common stock equivalents, the shares underlying the options are subject to adjustment to maintain the percentage ownership that the option grant reflects on the date of grant. This resulted in the grant being increased to 2,882 shares of common stock through December 31, 2020. This grant was approved by shareholders on September 9, 2020.

II-4

3.	Effective April 2020, our Senior Vice President of Research and Development received a conditional option grant to purchase 314 shares of common stock, subject to the receipt of shareholder approval as well as the forfeiture of all of his previously issued vested and unvested grants. The option grant has a term of ten (10) years, and an exercise price of $185.97. The option vests (i) one quarter (1/4) on the effective date and (ii) three quarters (3/4) on a monthly basis over the thirty-six (36) month period following the effective date, provided that such individual remains a service provider to the Company over such period. For a period of nine (9) months, subject to adjustment upon the Company’s issuance of common stock including by virtue of exercise, conversion or exchange of common stock equivalents, the shares underlying the options are subject to adjustment to maintain the percentage ownership that the option grant reflects on the date of grant. This resulted in the grant being increased to 576 shares of common stock through December 31, 2020. This grant was approved by shareholders on September 9, 2020.

4.	On April 3, 2020, we issued an aggregate of 80 restricted stock units (20 to each of our then-current four current directors) as partial compensation for their service on the Board.

5.	On April 1, 2021, we issued an aggregate of 80 restricted stock units (20 to each of our then current four current directors) as partial compensation for their service on the Board.

6.	On September 8, 2021, we issued 250 shares of common stock to a consultant in exchange for services to the Company.

7.	On February 6, 2023, the Company granted J.D. Finley, our interim Chief Executive Officer and Chief Financial Officer: (i) an option to purchase 57,200 shares of common stock valued at approximately $87,853, having an exercise price of $2.40 per share, a term of 10 years, and which vests quarterly over a three year period, (ii) 41,700 restricted stock units valued at approximately $100,080 which vests in 12 equal installments quarterly over a three year period, and (iii) 32,500 restricted performance stock units valued at approximately $78,000, which vest (a) 50% when the volume weighted average price of the Company’s common stock over 20 consecutive trading days is $3.20, and (b) 50% when such volume weighted average price of the Company’s common stock over 20 consecutive trading days is $4.25. All of the grants issued to Mr. Finley as described in this paragraph were issued on a conditional basis, and are subject to the receipt of shareholder approval of the grants. Such approval will be solicitated at the Company’s 2023 annual meeting of shareholders.

8.	On February 6, 2023, the Company granted Robert McRae, our Chief Operating Officer: (i) an option to purchase 12,000 shares of common stock valued at approximately $18,431, having an exercise price of $2.40 per share, a term of 10 years, and which vests quarterly over three years, (ii) 8,800 restricted stock units valued at approximately $21,120 which vests in 12 equal installments quarterly over a three year period, and (iii) 17,900 restricted performance stock units valued at approximately $42,960, which vest (a) 50% when the volume weighted average price of the Company’s common stock over 20 consecutive trading days is $3.20, and (b) 50% when such volume weighted average price of the Company’s common stock over 20 consecutive trading days is $4.25. All of the grants issued to Mr. McRae as described in this paragraph were issued on a conditional basis, and are subject to the receipt of shareholder approval of the grants. Such approval will be solicitated at the Company’s 2023 annual meeting of shareholders.

9.	On February 6, 2023, the Company granted certain non-executive employees, an aggregate of (i) options to purchase 12,300 shares of common stock valued at approximately $18,891, having an exercise price of $2.40 per share, a term of 10 years, and which vest quarterly over three years, (ii) 9,000 restricted stock units valued at approximately $21,600 which vest in 12 equal installments quarterly over a three year period, and (iii) 18,300 restricted performance stock units valued at approximately $43,920, which vest (a) 50% when the volume weighted average price of the Company’s common stock over 20 consecutive trading days is $3.20, and (b) 50% when such volume weighted average price of the Company’s common stock over 20 consecutive trading days is $4.25. All of the grants issued to such employees as described in this paragraph were issued on a conditional basis, and are subject to the receipt of shareholder approval of the grants. Such approval will be solicitated at the Company’s 2023 annual meeting of shareholders.

The offers, sales and issuances of the securities described in this section (b) of Item 15 were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act or Rule 506 of D promulgated under the Securities Act as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act and had adequate access, through employment, business or other relationships, to information about the Company.

II-5

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit Number	Description of document
2.1†	Agreement and Plan of Merger, dated as of December 16, 2020, by and among Seneca Biopharma, Inc., Leading BioSciences, Inc. and Townsgate Acquisition Sub 1, Inc. (Incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 21, 2020).
3.1	Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 27, 2021).
3.2	Certificate of Designation of Series A 4.5% Convertible Preferred Stock (Incorporated by reference to Exhibit 3.01 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 12, 2016).
3.3	Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 15, 2022).
3.4	Certificate of Designation of Series B Convertible Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 16, 2022).
3.5	Amendment to Amended and Restated Certificate of Incorporation of Palisade Bio, Inc., effective November 15, 2022 (Incorporated by reference to Exhibit 3.01(i) to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 16, 2022).
4.1	Reference is made to Exhibits 3.1, 3.2 and 3.3.
4.2	Description of Securities (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 10-K, filed with the SEC on March 17, 2022).
4.3	Specimen Common Stock Certificate. (Incorporated by reference to Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K, filed with the SEC on March 17, 2022).
4.4	Form of Series A Preferred Stock Certificate (Incorporated by reference to Exhibit 4.01 to the Registrant’s Current Report on Form 8-K, filed with the SEC on September 12, 2016).
4.5	Form of Consulting Warrant issued January 2011 and March 2012 (Incorporated by reference to Exhibit 4.01 to the Registrant’s Registration Statement on Form S-3 (File No. 333-188859) original filed with the SEC on May 24, 2013
4.6	Form of Common Stock Purchase Warrant from August 2017 Public Offering Dated August 1, 2017 (Incorporated by reference to Exhibit 4.01 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 28, 2017).
4.7	Form of Common Stock Purchase Warrant from October 2018 Offering (Incorporated by reference to Exhibit 4.01 to the Registrant’s Current Report on Form 8-K, originally filed with the SEC on October 29, 2018)
4.8	Form of Placement Agent Common Stock Purchase Warrant from October 2018 Offering (Incorporated by reference to Exhibit 4.02 to the Registrant’s Current Report on Form 8-K, originally filed with the SEC on October 29, 2018)
4.9	Consultant Warrant for Hibiscus BioVentures, LLC issued January 2019 (Incorporated by reference to Exhibit 4.40 to the Registrant’s Form 10-Q, originally filed with the SEC on May 14, 2019)
4.10	Form of Series M and Series N warrant from July 2019 Offering (Incorporated by reference to Exhibit 4.45 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-232273), filed with the SEC on July 24, 2019)
4.11	Letter Agreement from January 2020 Offering (Incorporated by reference to Exhibit 10.01 to the Registrant’s Current Report on Form 8-K, originally filed with the SEC on January 22, 2020)
4.12	Form of Series O Pre-Funded Warrant from July 2019 Offering (Incorporated by reference to Exhibit 4.45 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-232273), filed with the SEC on July 24, 2019)
4.13	Form of Series Q Replacement Warrant issued in January 2020 Offering (Incorporated by reference to Exhibit 4.02 to the Registrant’s Current Report on Form 8-K, originally filed with the SEC on January 22, 2020)
4.14	Form of Placement Agent Agreement from January 2020 Offering (Incorporated by reference to Exhibit 10.02 to the Registrant’s Current Report on Form 8-K, originally filed with the SEC on January 22, 2020)
4.15	Form of Placement Agent Warrant issued in January 2020 Offering (Incorporated by reference to Exhibit 4.03 to the Registrant’s Current Report on Form 8-K, originally filed with the SEC on January 22, 2020)
4.16	Form of Placement Agent Warrant issued in May 2020 Offering (Incorporated by reference to Exhibit 4.01 to the Registrant’s Current Report on Form 8-K, originally filed with the SEC on May 27, 2020)
4.17	Form of Securities Purchase Agreement with Investors from May 2020 Offering (Incorporated by reference to Exhibit 10.01 to the Registrant’s Current Report on Form 8-K, originally filed with the SEC on May 27, 2020)

II-6

4.18	Form of Warrant to Purchase Shares of Common Stock of Leading BioSciences, Inc. (Incorporated by reference to Exhibit 4.30 to the Registrant’s Registration Statement on Form S-4 (File No. 333-251659), originally filed with the SEC on December 23, 2020, as amended).
4.19	Form of Bridge Warrant of Leading BioSciences, Inc. (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 21, 2020).
4.20	Form of Equity Warrant of Leading BioSciences, Inc. (Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 21, 2020).
4.21†	Registration Rights Agreement, by and between Seneca Biopharma, Inc. and the investor party thereto, dated December 16, 2020 (Incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 21, 2020).
4.22	Waiver Agreement, dated as of July 21, 2021, by and between Palisade Bio, Inc. and Altium Growth Fund, LP (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 22, 2021).
4.23	Warrant, dated as of July 21, 2021, issued to Altium Growth Fund, LP (Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 22, 2021).
4.24	Waiver Agreement, dated as of January 31, 2022, by and between Palisade Bio, Inc. and Altium Growth Fund, LP (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on February 21, 2022).
4.25	Warrant, dated as of January 31, 2022, issued to Altium Growth Fund, LP (Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on February 21, 2022).
4.26	Securities Purchase Agreement, dated as of August 19, 2021, by and between Palisade Bio, Inc. and Yuma Regional Medical Center (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 24, 2021).
4.27	Warrant, dated as of August 19, 2021, issued to Yuma Regional Medical Center (Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 24, 2021).
4.28	Form of Common Stock Purchase Warrant (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on May 6, 2022).
4.29	Form of Placement Agent Warrant (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on May 6, 2022).
4.30	Form of Series 1 Common Stock Warrant (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 16, 2022).
4.31	Form of Series 2 Common Stock Warrant (Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 16, 2022).
4.32	Warrant Agency Agreement dated August 16, 2022, by and between Palisade Bio, Inc. and American Stock Transfer and Trust Company, LLC. (Incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 16, 2022).
4.33	Form of Series B Preferred Stock Certificate of Registrant (Incorporated by reference to Exhibit 4.33 to the Registrant’s Registration Statement on Form S-1/A, filed with the SEC on August 9, 2022).
4.34	Form of Underwriter Warrant issued August 16, 2022 (Incorporated by reference to Exhibit 4.33 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on November 14, 2022).
4.35	Form of Registered Prefunded Warrant issued in January 2023 Registered Offering (Incorporated by reference to Exhibit 4.01 to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 4, 2023).
4.36	Form of Prefunded Warrant issued in January 2023 Private Placement (Incorporated by reference to Exhibit 4.02 to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 4, 2023).
4.37	Form of Warrant issued in January 2023 Private Placement (Incorporated by reference to Exhibit 4.03 to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 4, 2023).
4.38	Form of Placement Agent Warrant issued in January 2023 Private Placement (Incorporated by reference to Exhibit 4.04 to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 4, 2023).

II-7

4.39	Form of Prefunded Warrant issued in April 2023 Private Placement (Incorporated by Reference to Exhibit 4.01 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 5, 2023).
4.40	Form of Warrant issued in April 2023 Private Placement (Incorporated by Reference to Exhibit 4.02 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 5, 2023).
4.41	Form of Placement Agent Warrant issued in April 2023 Private Placement (Incorporated by reference to Exhibit 4.03 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 5, 2023).
5.1*	Opinion of Silvestre Law Group, P.C.
10.1#	Seneca Biopharma 2019 Equity Incentive Plan (Incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement, originally filed with the SEC on April 29, 2019)
10.2#	Form of Restricted Option Grant from 2019 Equity Incentive Plan (Incorporated by reference to Exhibit 4.43 to the Registrant’s Registration Statement on Form S-1 (File No. 333-232273), originally filed with the SEC on June 21, 2019, originally filed with the SEC on June 21, 2019)
10.3#	License Agreement, by and between Leading BioSciences, Inc. and The Regents of the University of California, dated August 19, 2015, as amended on December 20, 2019 (Incorporated by reference to Exhibit 10.18 to the Registrant’s Registration Statement on Form S-4 (File No. 333-251659), originally filed with the SEC on December 23, 2020, as amended).
10.4#	License Agreement, by and between Leading BioSciences, Inc. and The Regents of the University of California, dated April 1, 2020 (Incorporated by reference to Exhibit 10.19 to the Registrant’s Registration Statement on Form S-4 (File No. 333-251659), originally filed with the SEC on December 23, 2020, as amended).
10.5#	License Agreement, by and between Palisade Bio, Inc. and The Regents of the University of California, dated July 6, 2021 (incorporated by reference to Exhibit 10.5 to the Registrant’s Form 10-K, filed with the SEC on March 17, 2022).
10.6#	Co-Development and Distribution Agreement, by and between Leading BioSciences, Inc. and Newsoara Biopharma Co., Ltd. (as successor-in-interest to Biolead Medical Technology Limited), dated February 17, 2018, as amended on November 27, 2018 (Incorporated by reference to Exhibit 10.20 to the Registrant’s Registration Statement on Form S-4 (File No. 333-251659), originally filed with the SEC on December 23, 2020, as amended).
10.7	Form of Seneca Biopharma, Inc. Support Agreement, dated as of December 16, 2020, by and between Leading BioSciences, Inc. and each of the parties named in each agreement therein (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 21, 2020).
10.8	Form of Leading BioSciences, Inc. Support Agreement, dated as of December 16, 2020, by and between Seneca Biopharma, Inc. and each of the parties named in each agreement therein(Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 21, 2020).
10.9†	Securities Purchase Agreement, by and between Leading BioSciences, Inc. and the investor party thereto, dated December 16, 2020 (Incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 21, 2020).
10.10†	Securities Purchase Agreement, by and among Seneca Biopharma, Inc., Leading BioSciences, Inc. and the investor party thereto, dated December 16, 2020 (Incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 21, 2020).
10.11	Amendment Agreement to Securities Purchase Agreement by and among, the Company, Leading BioSciences, Inc. and Altium Growth Fund, LP, dated May 3, 2021 (Incorporated by reference to Exhibit 10.03 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on May 14, 2021).
10.12	Form of Separation Agreement with Seneca Biopharma, Inc. Executives (Incorporated by reference to Exhibit 10.01 to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 18, 2021).
10.13†	Contingent Value Rights Agreement, dated as of April 27, 2021, by and among the Company, American Stock Transfer & Trust Company, LLC and Raul Silvestre (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 27, 2021).

II-8

10.14+	Form of Indemnification Agreement (incorporated by reference from Exhibit 10.03 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 18, 2018).
10.15+	Leading BioSciences, Inc. Amended and Restated 2013 Employee, Director and Consultant Equity Incentive Plan and Forms of Stock Option Grant Notice, Stock Option Agreement and Notice of Exercise of Stock Option thereunder (Incorporated by reference to Exhibit 10.24 to the Registrant’s Registration Statement on Form S-4 (File No. 333-251659), originally filed with the SEC on December 23, 2020, as amended).
10.16+	Palisade Bio, Inc. 2021 Equity Incentive Plan, as amended (Incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 23, 2021).
10.17+	Form of Stock Option Grant Notice, Stock Option Agreement and Notice of Exercise under the Palisade Bio, Inc. 2021 Equity Incentive Plan (Incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 23, 2021).
10.18+	Form of Non-Employee Director Stock Option Grant Notice, Stock Option Agreement and Notice of Exercise under the Palisade Bio, Inc. 2021 Equity Incentive Plan (Incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 23, 2021).
10.19+	Palisade Bio, Inc. Employee Stock Purchase Plan (Incorporated by reference to Exhibit 4.30 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on August 23, 2021).
10.20+	Palisade Bio, Inc. 2021 Inducement Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 23, 2021).
10.21+	Form of Restricted Stock Unit Grant Notice and Award Agreement under the Palisade Bio, Inc. 2021 Inducement Incentive Plan (Incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-261196), filed with the SEC on November 19, 2021).
10.22+	Form of Stock Option Grant Notice and Award Agreement under the Palisade Bio, Inc. 2021 Inducement Incentive Plan (Incorporated by reference to Exhibit 99.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-261196), filed with the SEC on November 19, 2021).
10.23+	Non-Employee Director Compensation Policy (Incorporated by reference to Exhibit 10.35 to the Registrant’s Annual Report on Form 10-K filed with the SEC on March 22, 2023).
10.24+	Amended and Restated Executive Employment Agreement, by and between Leading BioSciences, Inc. and JD Finley, dated January 24, 2021(Incorporated by reference to Exhibit 10.23 to the Registrant’s Registration Statement on Form S-4 (File No. 333-251659), originally filed with the SEC on December 23, 2020, as amended).
10.25+	Executive Employment Agreement, by and between Leading BioSciences, Inc. and Thomas Hallam, Ph.D., dated December 16, 2020 (Incorporated by reference to Exhibit 10.22 to the Registrant’s Registration Statement on Form S-4 (File No. 333-251659), originally filed with the SEC on December 23, 2020, as amended).
10.26+	Executive Employment Agreement, by and between Leading BioSciences, Inc. and Michael Dawson, M.D., dated December 16, 2020 (Incorporated by reference to Exhibit 10.21 to the Registrant’s Registration Statement on Form S-4 (File No. 333-251659), originally filed with the SEC on December 23, 2020, as amended).
10.27†	Asset Transfer Agreement, by and between Alto Neuroscience, Inc. and Palisade Bio, Inc., dated October 18, 2021 (incorporated by reference to Exhibit 10.27 to the Registrant’s Form 10-K, filed with the SEC on March 17, 2022).
10.28	Office Lease Between AP Beacon Carlsbad, LP, and Palisade Bio, Inc., dated May 12, 2022 (Incorporate by reference to Exhibit 10.1 to the Registrant’s Form 10-Q filed with the SEC on May 13, 2022).
10.29	First Amendment dated July 14, 2022 to the Office Lease Between AP Beacon Carlsbad, LP, and Palisade Bio, Inc., dated May 12, 2022 (Incorporated by reference to Exhibit 10.2 to the Registrants Form 10-Q filed with the SEC on August 15, 2022).
10.30	Form of Securities Purchase Agreement, dated May 6, 2022, by and among the Company and the purchasers named therein (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on May 6, 2022).

II-9

10.31+	Separation Agreement and Release with former Chief Executive Officer (Incorporated by reference to Exhibit 10.01 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 14, 2022).
10.32	Form of Securities Purchase Agreement dated December 30, 2022, by and among the Company and the purchasers named therein (Incorporated by Reference to Exhibit 10.01 to the Registrant’s Current report on Form 8-K, filed with the SEC on January 4, 2023).
10.33	Form of Registration Rights Agreement, dated December 30, 2022, by and among the Company and signatories named therein (Incorporated by reference to Exhibit 10.02 to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 4, 2023).
10.34	Form of Placement Agency Agreement, dated December 30, 2022, by and between the Company and Ladenburg Thalmann & Co Inc. (Incorporated by reference to Exhibit 10.03 to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 4, 2023).
10.35+	Form of First Amendment Consulting Agreement dated January 25, 2023 by and between Dr. Herbert Slade and the Company (Incorporated by reference to Exhibit 10.35 to the Registrant’s Annual Report on Form 10-K filed with the SEC on March 22, 2023).
10.36+	Form of Consulting Agreement dated April 7, 2023 by and between Dr. Herbert Slade and the Company. (Incorporated by reference to Exhibit 10.36 to the Registrant’s Annual Report on Form 10-K filed with the SEC on March 22, 2023).
10.37*	Form of Securities Purchase Agreement dated April 3, 2023, by and among the Company and the purchasers named therein (Incorporated by Reference to Exhibit 10.01 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 5, 2023).
10.38*	Form of Registration Rights Agreement dated April 3, 2023, by and among the Company and the signatories named therein (Incorporated by Reference to Exhibit 10.02 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 5, 2023).
10.39*	Form of Placement Agency Agreement dated April 3, 2023, by and among the Company and Ladenburg Thalmann & Co Inc. (Incorporated by Reference to Exhibit 10.01 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 5, 2023).
16.1	Letter dated July 8, 2021 from Dixon Hughes Goodman LLP to the Securities and Exchange Commission (incorporated by reference to Exhibit 16.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 9, 2021).
16.2	Letter dated September 26, 2022 from BDO USA, LLP to the Securities and Exchange Commission (incorporated by reference to Exhibit 16.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on September 26, 2022).
19.1	Registrant’s Insider Trading Policy (Incorporated by reference to Exhibit 19.1 to the Registrant’s Annual Report on Form 10-K filed with the SEC on March 22, 2023).
21.1	Subsidiaries of the Registrant (Incorporated by reference to Exhibit 21.1 to the Registrant’s Annual Report on Form 10-K filed with the SEC on March 22, 2023).
23.1*	Consent of BDO USA LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Baker Tilly, US LLP, Independent Registered Public Accounting Firm.
23.3	Consent of Silvestre Law Group, P.C. (included in Exhibit 5.1)
24.1*	Power of Attorney (included in signature page)
107*	Filing Fee Table

* Filed herewith

** Furnished herewith.

+ Indicates management contract or compensatory plan.

# Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

† Schedules and exhibits to the Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

II-10

(b) Financial Statement Schedules

No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or related notes, which are incorporated herein by reference.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

II-11

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act:

(i) The information omitted from the form of prospectus filed as part of the Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective; and

(ii) Each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-12

SIGNATURES

Palisade Bio, Inc.

By:	/s/ J.D. Finley
J.D. Finley
Interim Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints J.D. Finley, as his or her true and lawful attorneys-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement on Form S-1, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ J.D. Finley	Interim Chief Executive Officer	April 21, 2023
J.D. Finley	(Principal Executive Officer)

/S/ J.D. Finley	Chief Financial Officer	April 21, 2023
J.D. Finley	(Principal Financial and Accounting Officer)

/S/ Robert McRae	Chief Operating Officer	April 21, 2023
Robert McRae

/S/ Herbert Slade	Chief Medical Officer	April 21, 2023
Herbert Slade

/S/ James R. Neal	Director	April 21, 2023
James R. Neal

/S/ Cristina Csimma	Director	April 21, 2023
Cristina Csimma, Pharm.D., MHP

/S/ Stephanie Diaz	Director	April 21, 2023
Stephanie Diaz

/S/ Binxian Wei	Director	April 21, 2023
Binxian Wei

/S/ Donald A. Williams	Director	April 21, 2023
Donald A. Wiliams

/S/ Robert J. Trenschel	Director	April 21, 2023
Robert J. Trenschel, D.O.

/S/ Mary Ann Gray	Director	April 21, 2023
Mary Ann Gray, Ph.D.

II-13